October 22, 2025

Tamboran Resources Corporation Public Offering of Common Stock
Highlights
Tamboran Resources Corporation (“Tamboran” or the “Company”) has commenced an underwritten public offering of 2,324,445 shares of Common Stock. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 348,666 shares of Common Stock from the Company.
The Company intends to use the net proceeds of the offering to fund Tamboran’s development plan, working capital, and other general corporate purposes.
RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering.
NEW YORK--(BUSINESS WIRE)--Tamboran Resources Corporation (NYSE: TBN, ASX: TBN):
Other Information
The offering of these securities is being made only by means of the prospectus supplement and accompanying base prospectus as filed with the Securities and Exchange Commission (the “SEC”). Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the SEC’s website at www.sec.gov under Tamboran’s name or from the joint book-running managers as follows:
RBC Capital Markets, LLC Attention: Equity Capital Markets
200 Vesey Street, New York, NY 10281 By telephone at 877-822-4089
By email at equityprospectus@rbccm.com.
Wells Fargo Securities, LLC
90 South 7th Street, 5th Floor, Minneapolis, MN 55402 By telephone at 800-645-3751 (option #5)
By email at WFScustomerservice@wellsfargo.com
The shares of common stock are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the U.S. Securities Act of 1933, as amended.
About Tamboran
Tamboran is a growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. You should keep in mind the risk factors and other cautionary statements in the filings made by Tamboran with the SEC, which are available to the public. Tamboran undertakes no obligation to, and does not intend to, update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
View source version on businesswire.com: https://www.businesswire.com/news/home/20251022984287/en/
Investor enquiries:
Chris Morbey, Vice President – Investor Relations
+61 2 8330 6626
Investors@tamboran.com
Media enquiries:
+61 2 8330 6626
Media@tamboran.com
Source: Tamboran Resources Corporation